Exhibit 5.1

3 December, 2013

Bitauto Holdings Limited New Century Hotel Office Tower 6/F No. 6 South Capital Stadium Road Beijing, 100044 The People’s Republic of China	DIRECT LINE: E-MAIL OUR REF: YOUR REF:	852 2842 9531 Anna.Chong@conyersdill.com AC/al/#4295297 (M#878866)

Dear Sirs,

Bitauto Holdings Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-3, as amended (Registration No. 192532) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on 25 November, 2013 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) for the issuance and sale by the Company and a selling shareholder of the Company of ordinary shares, par value US$0.00004 each (the “Ordinary Shares”) of the Company in the form of the American Depository Shares, each representing one Ordinary Share.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the second amended and restated memorandum of association and the third amended and restated articles of association of the Company as adopted on 8 November, 2011, copies of the minutes of annual general meeting of the Company held on 8 November 2011 and written resolutions of the directors of the Company passed on 22 November, 2013 (the “Resolutions”), a copy of a certificate of good standing dated 7 November, 2013 (the “Certificate Date”) issued by the Cayman Islands Registrar of Companies and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of any shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (g) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any the Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	When issued/transferred and paid for as contemplated by the Registration Statement, the Ordinary Shares to be issued by the Company and to be sold by the selling shareholder referred to in the Registration Statement will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation – Cayman Islands Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman (Cayman) Limited

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